Exhibit 99.1

FOR IMMEDIATE RELEASE

April 24, 2024

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2024 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended March 31, 2024 and 2023:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $261.8 million, or $3.82 per diluted share, during the first quarter of 2024, as compared to $163.1 million, or $2.28 per diluted share, during the first quarter of 2023. Net revenues increased by 10.8% to $3.844 billion during the first quarter of 2024, as compared to $3.468 billion during the first quarter of 2023.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2024 was $253.1 million, or $3.70 per diluted share, as compared to $167.6 million, or $2.34 per diluted share, during the first quarter of 2023.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2024 were: (i) a favorable after-tax impact of $9.2 million, or $.13 per diluted share, resulting from the tax benefit recorded in connection with employee share-based payments (pursuant to “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting), and; (ii) an unrealized after-tax loss of $0.4 million, or $.01 per diluted share ($0.6 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”). Our reported results during the first quarter of 2023 included an unrealized after-tax loss of $4.5 million, or $.06 per diluted share, ($5.8 million pre-tax) resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $525.9 million during the first quarter of 2024, as compared to $407.3 million during the first quarter of 2023. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $525.8 million during the first quarter of 2024, as compared to $421.1 million during the first quarter of 2023.

Acute Care Services – Three-month periods ended March 31, 2024 and 2023:

During the first quarter of 2024, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 4.5% while adjusted patient days increased by 3.4%, as compared to the first quarter of 2023. At these facilities, during the first quarter of 2024, net revenue per adjusted admission increased by 4.6% while net revenue per adjusted patient day increased by 5.8%, as compared to the first quarter of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 9.6% during the first quarter of 2024, as compared to the first quarter of 2023.

Behavioral Health Care Services – Three-month periods ended March 31, 2024 and 2023:

During the first quarter of 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.8% while adjusted patient days increased by 2.0%, as compared to the first quarter of 2023. At these facilities, during the first quarter of 2024, net revenue per adjusted admission increased by 11.2% and net revenue per adjusted patient day increased by 8.2%, as compared to the first quarter of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 10.4% during the first quarter of 2024, as compared to the first quarter of 2023.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the three-month period ended March 31, 2024, our net cash provided by operating activities was $396 million as compared to $291 million during the first three months of 2023. The $106 million net increase in our net cash provided by operating activities consisted of: (i) a favorable change of $98 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gains on sales of assets and businesses; (ii) a favorable change of $86 million in other working capital accounts due primarily to the timing of disbursements for other accrued liabilities; (iii) an unfavorable change of $59 million in accounts receivable; (iv) an unfavorable change of $45 million in other assets and deferred charges, and; (v) $26 million of other combined net favorable changes.

Liquidity:

As of March 31, 2024, we had $733 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. During the first quarter of 2024, we have repurchased 700,000 shares at an aggregate cost of approximately $125.1 million (approximately $179 per share) pursuant to the program. As of March 31, 2024, we had an aggregate available repurchase authorization of approximately $298 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 25, 2024. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2023 were $14.282 billion. UHS ranked #311 on the Fortune 500; and #434 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 96,700 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 333 inpatient behavioral health facilities, 48 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended

December 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the March 28, 2024, jury award (of compensatory damages of $60 million and punitive damages of $475 million) against The Pavilion Behavioral Health System (the “Pavilion), an indirect subsidiary of the Company, as previously disclosed on Form 8-K, as filed with the Securities and Exchange Commission on April 1, 2024. While the Pavilion has professional liability insurance to cover a portion of these amounts, the resolution of this matter may have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2024	2023
Net revenues	$3,843,582	3,467,518

Operating charges:
Salaries, wages and benefits	1,842,624	1,753,335
Other operating expenses	1,032,170	878,951
Supplies expense	403,573	379,989
Depreciation and amortization	141,003	141,621
Lease and rental expense	35,450	34,922
	3,454,820	3,188,818

Income from operations	388,762	278,700
Interest expense, net	52,826	50,876
Other (income) expense, net	(150)	13,723
Income before income taxes	336,086	214,101
Provision for income taxes	70,264	51,726
Net income	265,822	162,375
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	3,988	(740)
Net income attributable to UHS	$261,834	$163,115

Basic earnings per share attributable to UHS (a)	$3.90	$2.31

Diluted earnings per share attributable to UHS (a)	$3.82	$2.28

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2024	2023
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$261,834	$163,115
Less: Net income attributable to unvested restricted share grants	(45)	(129)
Net income attributable to UHS - basic and diluted	$261,789	$162,986

Weighted average number of common shares - basic	67,204	70,535

Basic earnings per share attributable to UHS:	$3.90	$2.31

Weighted average number of common shares	67,204	70,535
Add: Other share equivalents	1,278	952
Weighted average number of common shares and equiv. - diluted	68,482	71,487

Diluted earnings per share attributable to UHS:	$3.82	$2.28

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2024	revenues	March 31, 2023	revenues
Net income attributable to UHS	$261,834		$163,115
Depreciation and amortization	141,003		141,621
Interest expense, net	52,826		50,876
Provision for income taxes	70,264		51,726
EBITDA net of NCI	$525,927	13.7%	$407,338	11.7%
Other (income) expense, net	(150)		13,723
Adjusted EBITDA net of NCI	$525,777	13.7%	$421,061	12.1%

Net revenues	$3,843,582		$3,467,518

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$261,834	$3.82	$163,115	$2.28
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	444	0.01	4,461	0.06
Impact of ASU 2016-09	(9,156)	(0.13)	-	-
Subtotal adjustments	(8,712)	(0.12)	4,461	0.06
Adjusted net income attributable to UHS	$253,122	$3.70	$167,576	$2.34

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$112,093	$119,439
Accounts receivable, net	2,299,425	2,238,265
Supplies	216,058	216,988
Other current assets	243,352	236,658
Total current assets	2,870,928	2,811,350

Property and equipment	11,955,109	11,777,047
Less: accumulated depreciation	(5,770,371)	(5,652,518)
	6,184,738	6,124,529
Other assets:
Goodwill	3,928,120	3,932,407
Deferred income taxes	94,853	85,626
Right of use assets-operating leases	422,268	433,962
Deferred charges	6,871	6,974
Other	538,354	572,754
Total Assets	$14,046,132	$13,967,602

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$127,477	$126,686
Accounts payable and other liabilities	1,830,178	1,813,015
Operating lease liabilities	71,014	71,600
Federal and state taxes	46,667	2,046
Total current liabilities	2,075,336	2,013,347

Other noncurrent liabilities	551,257	584,007
Operating lease liabilities noncurrent	374,380	382,559
Long-term debt	4,734,328	4,785,783

Redeemable noncontrolling interest	4,987	5,191

UHS common stockholders' equity	6,256,697	6,149,001
Noncontrolling interest	49,147	47,714
Total equity	6,305,844	6,196,715

Total Liabilities and Stockholders' Equity	$14,046,132	$13,967,602

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$265,822	$162,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	141,003	141,621
Gains on sale of assets and businesses	(3,725)	(295)
Stock-based compensation expense	19,630	20,964
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(74,446)	(15,723)
Accrued interest	3,453	(662)
Accrued and deferred income taxes	72,193	46,576
Other working capital accounts	(33,291)	(119,605)
Medicare accelerated payments and deferred CARES Act and other grants	0	136
Other assets and deferred charges	(20,307)	24,727
Other	8,897	7,030
Accrued insurance expense, net of commercial premiums paid	51,112	42,545
Payments made in settlement of self-insurance claims	(33,935)	(18,936)
Net cash provided by operating activities	396,406	290,753
Cash Flows from Investing Activities:
Property and equipment additions	(208,539)	(168,752)
Proceeds received from sales of assets and businesses	5,428	9,259
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	8,319	(18,818)
Decrease in capital reserves of commercial insurance subsidiary	155	0
Net cash used in investing activities	(194,637)	(178,311)
Cash Flows from Financing Activities:
Repayments of long-term debt	(63,905)	(16,489)
Additional borrowings	12,038	11,300
Financing costs	0	(292)
Repurchase of common shares	(142,084)	(85,039)
Dividends paid	(13,601)	(14,214)
Issuance of common stock	3,241	2,988
Profit distributions to noncontrolling interests	(4,480)	(4,145)
(Purchase) sale of ownership interests by (from) minority members	(156)	0
Net cash used in financing activities	(208,947)	(105,891)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(492)	1,650
(Decrease) increase in cash, cash equivalents and restricted cash	(7,670)	8,201
Cash, cash equivalents and restricted cash, beginning of period	214,470	200,837
Cash, cash equivalents and restricted cash, end of period	$206,800	$209,038
Supplemental Disclosures of Cash Flow Information:
Interest paid	$48,116	$50,279
Income taxes paid, net of refunds	$2,671	$2,360
Noncash purchases of property and equipment	$60,125	$61,341

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three Months ended
		3/31/2024
Acute Care Services
Revenues		9.6%
Adjusted Admissions		4.5%
Adjusted Patient Days		3.4%
Revenue Per Adjusted Admission		4.6%
Revenue Per Adjusted Patient Day		5.8%

Behavioral Health Care Services
Revenues		10.4%
Adjusted Admissions		-0.8%
Adjusted Patient Days		2.0%
Revenue Per Adjusted Admission		11.2%
Revenue Per Adjusted Patient Day		8.2%

UHS Consolidated	Three months ended
	3/31/2024	3/31/2023
Revenues	$3,843,582	$3,467,518
EBITDA net of NCI	$525,927	$407,338
EBITDA Margin net of NCI	13.7%	11.7%
Adjusted EBITDA net of NCI	$525,777	$421,061
Adjusted EBITDA Margin net of NCI	13.7%	12.1%

Cash Flow From Operations	$396,406	$290,753
Capital Expenditures	$208,539	$168,752
Days Sales Outstanding	54	53

Debt	$4,861,805	$4,803,556
UHS' Shareholders Equity	$6,256,697	$6,012,108
Debt / Total Capitalization	43.7%	44.4%
Debt / EBITDA net of NCI (1)	2.65	2.94
Debt / Adjusted EBITDA net of NCI (1)	2.63	2.82
Debt / Cash From Operations (1)	3.54	5.71

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2024 and 2023

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,107,434	100.0%	$1,922,464	100.0%
Operating charges:
Salaries, wages and benefits	860,676	40.8%	826,975	43.0%
Other operating expenses	577,076	27.4%	504,617	26.2%
Supplies expense	347,095	16.5%	325,371	16.9%
Depreciation and amortization	90,120	4.3%	93,007	4.8%
Lease and rental expense	23,793	1.1%	23,995	1.2%
Subtotal-operating expenses	1,898,760	90.1%	1,773,965	92.3%
Income from operations	208,674	9.9%	148,499	7.7%
Interest expense, net	1,300	0.1%	(577)	(0.0)%
Other (income) expense, net	(81)	(0.0)%	6,213	0.3%
Income before income taxes	$207,455	9.8%	$142,863	7.4%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,185,081	100.0%	$1,973,532	100.0%
Operating charges:
Salaries, wages and benefits	861,547	39.4%	843,960	42.8%
Other operating expenses	654,983	30.0%	544,300	27.6%
Supplies expense	347,004	15.9%	328,060	16.6%
Depreciation and amortization	90,312	4.1%	93,326	4.7%
Lease and rental expense	23,833	1.1%	24,154	1.2%
Subtotal-operating expenses	1,977,679	90.5%	1,833,800	92.9%
Income from operations	207,402	9.5%	139,732	7.1%
Interest expense, net	1,300	0.1%	(577)	(0.0)%
Other (income) expense, net	634	0.0%	7,013	0.4%
Income before income taxes	$205,468	9.4%	$133,296	6.8%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2024 and 2023

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,616,312	100.0%	$1,463,723	100.0%
Operating charges:
Salaries, wages and benefits	868,876	53.8%	808,938	55.3%
Other operating expenses	312,285	19.3%	278,722	19.0%
Supplies expense	56,766	3.5%	52,485	3.6%
Depreciation and amortization	47,108	2.9%	45,332	3.1%
Lease and rental expense	11,446	0.7%	10,598	0.7%
Subtotal-operating expenses	1,296,481	80.2%	1,196,075	81.7%
Income from operations	319,831	19.8%	267,648	18.3%
Interest expense, net	1,027	0.1%	1,210	0.1%
Other (income) expense, net	(676)	(0.0)%	(576)	(0.0)%
Income before income taxes	$319,480	19.8%	$267,014	18.2%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,656,067	100.0%	$1,490,489	100.0%
Operating charges:
Salaries, wages and benefits	872,196	52.7%	809,786	54.3%
Other operating expenses	347,268	21.0%	305,232	20.5%
Supplies expense	56,924	3.4%	52,488	3.5%
Depreciation and amortization	47,872	2.9%	45,619	3.1%
Lease and rental expense	11,518	0.7%	10,668	0.7%
Subtotal-operating expenses	1,335,778	80.7%	1,223,793	82.1%
Income from operations	320,289	19.3%	266,696	17.9%
Interest expense, net	1,027	0.1%	1,211	0.1%
Other (income) expense, net	(676)	(0.0)%	(871)	(0.1)%
Income before income taxes	$319,938	19.3%	$266,356	17.9%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
March 31, 2024 and 2023
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/24	03/31/23	% change	03/31/24	03/31/23	% change

Hospitals owned and leased	27	27	0.0%	333	331	0.6%
Average licensed beds	6,657	6,798	-2.1%	24,378	24,232	0.6%
Average available beds	6,485	6,626	-2.1%	24,278	24,132	0.6%
Patient days	415,327	404,253	2.7%	1,608,992	1,572,571	2.3%
Average daily census	4,564.0	4,491.7	1.6%	17,681.2	17,473.0	1.2%
Occupancy-licensed beds	68.6%	66.1%	3.8%	72.5%	72.1%	0.6%
Occupancy-available beds	70.4%	67.8%	3.8%	72.8%	72.4%	0.6%
Admissions	83,581	80,126	4.3%	119,930	120,560	-0.5%
Length of stay	5.0	5.0	0.0%	13.4	13.0	3.1%

Inpatient revenue	$12,910,102	$11,401,491	13.2%	$2,754,684	$2,627,990	4.8%
Outpatient revenue	8,346,289	7,296,116	14.4%	278,528	272,371	2.3%
Total patient revenue	21,256,391	18,697,607	13.7%	3,033,212	2,900,361	4.6%
Other revenue	246,251	221,993	10.9%	80,211	65,318	22.8%
Gross revenue	21,502,642	18,919,600	13.7%	3,113,423	2,965,679	5.0%
Total deductions	19,317,561	16,946,068	14.0%	1,457,356	1,475,190	-1.2%
Net revenue	$2,185,081	$1,973,532	10.7%	$1,656,067	$1,490,489	11.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/24	03/31/23	% change	03/31/24	03/31/23	% change

Hospitals owned and leased	27	27	0.0%	331	331	0.0%
Average licensed beds	6,657	6,610	0.7%	24,124	24,106	0.1%
Average available beds	6,485	6,438	0.7%	24,024	24,006	0.1%
Patient days	415,327	397,998	4.4%	1,596,431	1,562,130	2.2%
Average daily census	4,564.0	4,422.2	3.2%	17,543.2	17,357.0	1.1%
Occupancy-licensed beds	68.6%	66.9%	2.5%	72.7%	72.0%	1.0%
Occupancy-available beds	70.4%	68.7%	2.5%	73.0%	72.3%	1.0%
Admissions	83,581	79,063	5.7%	118,897	119,615	-0.6%
Length of stay	5.0	5.0	0.0%	13.4	13.1	2.3%